EXHIBIT 10.1
ESSEX PROPERTY TRUST, INC.
2018 STOCK AWARD AND INCENTIVE COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR EQUITY AWARD
NOTICE OF RESTRICTED STOCK AWARD

Grantee’s Name and Address:

Essex Property Trust, Inc., a Maryland corporation (the “Company”), pursuant to the Company’s 2018 Stock Award and Incentive Compensation Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed above (the “Grantee”) an Award (the “Award”) of restricted stock with respect to the number shares of the Common Stock of the Company set forth below (the “Restricted Shares”). This Award is subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”), the Restricted Stock Award Agreement (the “Agreement”) attached hereto and the Plan. Unless otherwise defined herein, the capitalized terms in the Plan shall have the same defined meaning as in this Notice and the Agreement.

Award Number:
Grant Date:
Total Number of Restricted Shares:
Vesting Schedule:
The Restricted Shares shall be fully vested on the Grant Date, provided that the Restricted Shares shall be subject to the restrictions on transfer set forth in Section 3 of the Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice and the Agreement.
Essex Property Trust, Inc.,
a Maryland corporation
By:     ____________________________________
Title:    ___________________________________

THE GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND THE AGREEMENT, AND REPRESENTS THAT HE OR SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THE RESTRICTED SHARES SUBJECT TO ALL OF THE TERMS AND PROVISIONS HEREOF AND THEREOF. THE GRANTEE HAS REVIEWED THIS NOTICE, THE PLAN AND THE AGREEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS NOTICE, AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS NOTICE, THE PLAN AND THE AGREEMENT. THE GRANTEE HEREBY AGREES THAT ALL QUESTIONS OF INTERPRETATION AND ADMINISTRATION RELATING TO THIS NOTICE, THE PLAN AND THE AGREEMENT SHALL BE RESOLVED BY THE ADMINISTRATOR IN ACCORDANCE WITH SECTION 13 OF THE AGREEMENT. THE GRANTEE FURTHER AGREES TO THE VENUE SELECTION AND WAIVER OF A JURY TRIAL IN ACCORDANCE WITH SECTION 15 OF THE AGREEMENT. THE GRANTEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED IN THIS NOTICE.

Dated: ______________________________	Signed: _____________________________

Award Number: ___
ESSEX PROPERTY TRUST, INC.
2018 STOCK AWARD INCENTIVE AND COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR EQUITY AWARD
RESTRICTED STOCK AWARD AGREEMENT
1.Grant of Restricted Shares.
(a)    Award. Essex Property Trust, Inc., a Maryland corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), an award (the “Award”) of the number of shares of Common Stock set forth in the Notice (the “Restricted Shares”), subject to the terms and provisions of the Notice, this Restricted Stock Award Agreement (the “Agreement”) and the Company’s 2018 Stock Award and Incentive Compensation Plan, as amended from time to time (the “Plan”), all of which are incorporated herein by reference.
(b)    Definitions. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
(c)    Incorporation of Terms of Plan. The Award of Restricted Shares is subject to the terms and conditions of the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.Consideration. The Restricted Shares have been issued to the Grantee in consideration for prior service with the Company.
3.Conditions and Restrictions.
(a)Vesting. Subject to the conditions and restrictions of this Section 3, the Restricted Shares shall be fully vested as of the date of grant set forth in the Notice (the “Grant Date”).
(b)Transfer Restrictions. Notwithstanding anything in the Notice or this Agreement and notwithstanding the fully vested status of the Restricted Shares, the Restricted Shares granted to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee (including withholding of Shares to satisfy tax withholding obligations) during the Transfer Restriction Period. Any attempt to transfer Restricted Shares in violation of this Section 3 will be null and void and will be disregarded. “Transfer Restriction Period” for purposes of this Agreement means the period commencing on the Grant Date and ending on the first anniversary thereof.
4.Issuance of Restricted Shares. As of the Grant Date, the Restricted Shares will be issued by the Company and registered in the Grantee’s name on the stock transfer books of the Company. The Restricted Shares shall remain in the physical custody of the Company or its designee at all times until the expiration of the Transfer Restriction Period and all other terms and conditions in this Agreement have been satisfied. Only whole shares of Common Stock shall be issued.
5.Refusal to Transfer. The Company shall not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock shall have been so transferred.
6.Shareholder Rights. Subject to the restrictions set forth in the Plan and the Agreement, Grantee shall possess all the rights and privileges of a shareholder of the Company for all the Restricted Shares while the Award is subject to stop-transfer instructions, or otherwise held by the Company or its designee, including the right to vote and receive dividends with respect to the Restricted Shares.

7.Taxes. The Grantee is advised to review with his or her own tax advisors the Federal, state, local and, if applicable, non-U.S. tax consequences of the transactions contemplated by the grant of the Restricted Shares. The Grantee is relying solely on such advisors and is not relying in any part on any statement or representation of the Company or any of its agents. Neither the Company nor any Related Entity shall be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become legally due by the Grantee in connection with any aspect of the Restricted Shares, including the award of the Restricted Shares, vesting or issuance of the Restricted Shares, or sale of the Restricted Shares (“Tax-Related Items”). The Grantee is solely responsible for timely reporting all income derived from the Restricted Shares on the Grantee’s personal tax return and paying all Tax-Related Items, and shall indemnify the Company and all Related Entities and hold them harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company or any Related Entity to pay any Tax-Related Items.
If the Company becomes obligated to withhold any Tax-Related Items, prior to any relevant taxable or tax withholding event, as applicable, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Grantee hereby authorizes the Company or its agent, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods:
(a)    withholding from wages or other cash compensation otherwise payable to the Grantee by the Company, and/or
(b)    following the expiration of the Transfer Restriction Period, withholding from the proceeds of the sale of Restricted Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); and/or
(c)    following the expiration of the Transfer Restriction Period, delivery of Restricted Shares subject to the Award.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee will be deemed to have been issued the full number of Restricted Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.
The Grantee further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Shares, including, but not limited to, the grant, vesting or issuance of the Restricted Shares, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of the Award or any aspect of the Restricted Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result.
8.Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement and the Notice, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
9.Additional Conditions to Issuance of Shares of Common Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to Grantee (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
10.Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan or this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.
11.Conformity to Securities Laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
12.Headings. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation.
13.Administration and Interpretation. The grant of the Award and the vesting of the Restricted Shares shall be administered in accordance with the provisions of the Plan, as the same may be amended from time to time. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
14.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
15.Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
16.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
17.Restrictions on Resale. The Grantee hereby agrees not to sell any Shares at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as the Grantee’s Continuous Service continues and for such period of time after the termination of the Grantee’s Continuous Service as the Company may specify.
18.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assign.

19.Severability. Should any provision of the Notice, the Plan or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
20.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
21.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.Amendments. The Company may amend this Agreement at any time, provided that no such amendment shall be made without the Grantee’s consent if such action would materially diminish any of the Grantee’s rights under this Agreement. The Company reserves the right to impose other requirements on the Award and the shares of Common Stock subject to the Award, to the extent the Company determines it is necessary or advisable under the laws of the country in which the Grantee resides pertaining to the issuance or sale of the shares of Common Stock or to facilitate the administration of the Plan.
24.Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
25.Waiver. The Grantee acknowledges that a waiver by the Company of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other person.
END OF AGREEMENT

4